                                                                                                   Exhibit 10.2

RENEWAL AGREEMENT

    THIS RENEWAL AGREEMENT, dated as of March 31, 2005, is between CNL HOTELS & RESORTS, INC. (f/k/a CNL Hospitality Properties, Inc.), a Maryland corporation (the “Company”), and CNL HOSPITALITY CORP., a Florida corporation (the “Advisor”).  (Each a “Party”, and collectively the “Parties”).

R E C I T A L S:

            WHEREAS, the Parties entered into that certain Advisory Agreement dated as of April 1, 2004 (the “Advisory Agreement”); and

            WHEREAS, the Advisory Agreement will terminate on March 31, 2005, unless renewed by the mutual consent of the Parties; and

            WHEREAS, all of the Directors of the Company have evaluated the Advisor’s performance during the prior year and are willing to enter into this Agreement, and

            WHEREAS,  the Parties desire to renew the Advisory Agreement for an additional one-year term upon the terms and conditions set forth herein.

            NOW, THEREFORE,  in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.                  The Advisory Agreement is renewed for an additional one-year term commencing on April 1, 2005, and terminating on March 31, 2006.

2.                  The definition of the term “Gross Proceeds” in paragraph 1 of the Advisory Agreement is amended by deleting the phrase “2003 Offering” and inserting the phrase “through the offering to Stockholders under Registration Statement No. 333-121065 on Form S-3 pursuant to the Company’s Amended and Restated Reinvestment Plan” in lieu thereof.

3.                  Paragraph 9(b) of the Advisory Agreement is amended by inserting the following sentences after the first sentence thereof:

“Notwithstanding the foregoing, the Company shall determine the comparable current market percentage rate (“Rate”) of Total Proceeds to be used in determining Acquisition Fees payable to the Advisor, and shall propose any new Rate to the Advisor, in writing with supporting documentation, on or before May 1, 2005.  If the Company does not submit a proposed new Rate and documentation to the Advisor by May 1, 2005, the current rate of 4.5% shall remain in effect.  The Advisor shall respond to such proposal of the Company in writing with supporting documentation on or before June 1, 2005.  If the Advisor does not so respond by June 1, 2005, the Rate proposed by the Company shall be deemed to be the new Rate.  In the event that the Parties cannot agree, after good faith negotiations, upon a new Rate on or before July 1, 2005, the Parties shall submit the determination of the Rate to binding arbitration administered by the American Arbitration Association’s Commercial Arbitration Rules, so long as the arbitration of this matter shall not be inconsistent with applicable law or the Articles of Incorporation.  If it is determined by the Company that arbitration is specifically inconsistent with applicable law or the Articles of Incorporation, the Company shall notify the Advisor in writing prior to July 1, 2005 and the Parties will negotiate in good faith to agree upon an alternative method to determine the new Rate.  The arbitrator will be selected by the Parties.  If the Parties cannot agree on the arbitrator, the arbitrator will be designated by the American Arbitration Association.  The arbitrator for such arbitration shall have the requisite experience in such matters and shall consider comparable market rates.  Any judgment on the arbitration award may be entered by any court having competent jurisdiction.  In all cases under this paragraph, the Rate as determined hereunder shall be effective as of April 1, 2005.”

4.                  Paragraph 9 of the Advisory Agreement is amended by inserting the following as subparagraph (h):
“(h)  Advisor Merger.  The Company and the Advisor agree that for purposes of the Agreement and Plan of Merger, dated as of April 29, 2004, as amended on June 17, 2004, by and among the Company, the Advisor, CNL Hospitality Properties Acquisition Corp., CNL Real Estate Group, Inc., Five Arrows Realty Securities II, LLC, the Stockholders (as defined therein), and CNL Financial Group, Inc. (the “Merger Agreement”), this Advisory Agreement shall be subject to the provisions of Section 8.13 of the Merger Agreement as if this Advisory Agreement was specifically referenced therein with regard to advisory fees and reimbursement of expenses.”

5.                  Paragraph 20(e)(iv) of the Advisory Agreement is amended by inserting the following at the end thereof:

“which may require cooperation for a reasonable period beyond the date of retention by the Company of a new advisor.”

6.                  Except as amended above, the Advisory Agreement shall remain in full force and effect.

7.                  This Renewal Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute a single instrument.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the Parties have duly executed this Renewal Agreement as of the date and year first above written.

CNL HOTELS & RESORTS, INC. (f/k/a CNL Hospitality Properties, Inc.) By: /s/ C. Brian Strickland Name: C. Brian Strickland Its: Executive Vice President and Chief Financial Officer

CNL HOSPITALITY CORP. By: /s/ James M. Seneff, Jr. Name: James M. Seneff, Jr. Its:: Co-Chief Executive Officer